Exhibit 24.1
POWER OF ATTORNEY
I appoint Donal L. Mulligan and Roderick A. Palmore, together and separately, to be my attorneys-in-fact. This means they may, in my name and place:
•	Sign the registration statement on Form S-8 for the General Mills, Inc. 2009 Stock Compensation Plan and any amendments (including post-effective amendments) to that registration statement;

•	File the registration statement mentioned above on Form S-8 (with exhibits and related documents) and any amendments and supplements thereto (with exhibits and related documents) with the Securities and Exchange Commission;

•	Perform the acts that need to be done concerning these filings; and

•	Name others to take their place.
I am responsible for everything my attorneys-in-fact do when acting lawfully within the scope of this Power of Attorney.

/s/ Bradbury H. Anderson	/s/ Hilda Ochoa-Brillembourg

Bradbury H. Anderson	Hilda Ochoa-Brillembourg
Dated: October 29, 2009	Dated: November 11, 2009

/s/ R. Kerry Clark	/s/ Steve Odland

R. Kerry Clark	Steve Odland
Dated: November 7, 2009	Dated: October 28, 2009

/s/ Paul Danos	/s/ Kendall J. Powell

Paul Danos	Kendall J. Powell
Dated: October 3, 2009	Dated: October 29, 2009

/s/ William T. Esrey	/s/ Lois E. Quam

William T. Esrey	Lois E. Quam
Dated: October 29, 2009	Dated: October 29, 2009

/s/ Raymond V. Gilmartin	/s/ Michael D. Rose

Raymond V. Gilmartin	Michael D. Rose
Dated: October 30, 2009	Dated: October 29, 2009

/s/ Judith Richards Hope	/s/ Robert L. Ryan

Judith Richards Hope	Robert L. Ryan
Dated: October 30, 2009	Dated: October 30, 2009

/s/ Heidi G. Miller	/s/ Dorothy A. Terrell

Heidi G. Miller	Dorothy A. Terrell
Dated: November 4, 2009	Dated: November 2, 2009